Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 2005 (September 20, 2005 as to Note 15) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2004 financial statements discussed in Note 15), relating to the consolidated financial statements of ICG, Inc. and Subsidiaries appearing in Registration Statement No. 333-124393 on Form S-1 of International Coal Group, Inc. and incorporated by reference into the Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005 (September 20, 2005 as to the effects of the restatements discussed in Note 19) (which report expresses an unqualified opinion and includes explanatory paragraphs referring to (1) fresh start reporting as of May 9, 2002, (2) allocations of certain assets and expense items applicable to Horizon and subsidiaries, (3) the bankruptcy filing of the Combined Companies and the fact the combined financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Combined Companies be unable to continue as a going concern and (4) referring to the restatement of the financial statements), relating to the combined financial statements of Horizon NR, LLC and certain Subsidiaries appearing in Registration Statement No. 333-124393 on Form S-1 of International Coal Group, Inc. and incorporated by reference into the Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 2005 relating to the financial statements of Anker Coal Group, Inc. and Subsidiaries appearing in Registration Statement No. 333-124393 on Form S-1 of International Coal Group, Inc. and incorporated by reference into the Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 2005 relating to the financial statements of CoalQuest Development LLC appearing in Registration Statement No. 333-124393 on Form S-1 of International Coal Group, Inc. and incorporated by reference into the Registration Statement.

We also consent to the reference to us under the headings “Selected Historical Consolidated Financial Data of ICG” and “Selected Historical Consolidated Financial Data of Anker and CoalQuest” and “Experts” appearing in or incorporated by reference into the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Louisville, Kentucky
December 6, 2005